Exhibit E

May 1, 2023

Ministry of Finance and the Public Service

30 National Heroes Circle

Kingston 4

Jamaica

Re:	The Government of Jamaica Registration Statement under Schedule B

Ladies	and Gentlemen:

We have acted as special United States counsel for the Government of Jamaica (“Jamaica”) in connection with the registration of U.S.$1,000,000,000 aggregate amount of debt securities (the “Debt Securities”) pursuant to a registration statement (the “Registration Statement”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the United States Securities and Exchange Commission (the “Commission”) by Jamaica on or about the date hereof. The Debt Securities are to be issued pursuant to an indenture (the “Indenture”) entered into between Jamaica and a selected trustee (the “Trustee”) which is substantially the same as the form of Indenture filed as an exhibit to the Registration Statement. The Registration Statement provides that the Debt Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus which forms a part of the Registration Statement (each, a “Prospectus Supplement”). This opinion is being delivered in accordance with the requirements of Schedule B under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus contained therein or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Debt Securities.

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

(i)	the Registration Statement; and

(ii)	the form of Indenture filed with the Registration Statement as Exhibit A.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed: (i) the due authorization, execution and delivery of all documents by all the parties thereto; (ii) the genuineness of all signatures on all documents; (iii) the authenticity and completeness of all documents, records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, records, certificates and other instruments were authentic and complete; (v) the legal capacity and competency of all individuals executing documents; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the Trustee is duly

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May 1, 2023

Ministry of Finance and the Public Service

organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by the Indenture; (viii) that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (ix) that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of Jamaica. Our knowledge of Jamaica and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent Jamaica with respect to all legal matters or issues. Jamaica may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1. With respect to any Debt Securities to be offered by Jamaica pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) a Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by Jamaica and the other parties thereto; (iv) Jamaica has authorized the offering and issuance of the Offered Debt Securities and authorized, approved and established the final terms and conditions thereof and the terms of the Indenture and of any supplemental indenture or other agreement and taken any other appropriate additional action; (v) the Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any applicable supplemental indenture so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon Jamaica; and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and, to the extent required, duly authenticated and countersigned in accordance with the provisions of the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Debt Securities (including any Debt Securities duly issued upon conversion or exchange of any Debt Securities), when issued and sold in accordance with the Indenture and any applicable supplemental indenture to be entered into in connection with the issuance of the Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of Jamaica, enforceable against Jamaica in accordance with their terms.

In rendering the opinion expressed above, we have further assumed that, (i) at the time of the delivery of such Offered Debt Securities the effectiveness of the Registration Statement (and any amendments thereto) under the Securities Act shall not have been terminated or rescinded, (ii) the Registration Statement and any amendments thereto comply with all applicable laws at the time the Offered Debt Securities are offered and issued as contemplated by the Registration Statement, the Prospectus and

May 1, 2023

Ministry of Finance and the Public Service

applicable Prospectus Supplement; (iii) the terms of the Offered Debt Securities will conform to the descriptions thereof in the Registration Statement, the Prospectus or applicable Prospectus Supplement and the authorization document of Jamaica authorizing the issuance and sale of such Securities; and (iv) all Offered Debt Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, the Prospectus and applicable Prospectus Supplement.

The opinion expressed herein is subject to the following exceptions, qualifications and limitations:

A. It is (i) limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law and (ii) subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

B. Without limiting any of the other limitations, assumptions, exceptions and qualifications stated elsewhere herein, we express no opinion as to any provision (i) that could be construed as a penalty or forfeiture; (ii) indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification or contribution could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities); (iii) exculpating another party from liability or waiving defenses or other rights; (iv) to the effect that terms of a document may not be waived or modified except in writing; (v) regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding; (vi) imposing a payment obligation with respect to Jamaica’s obligations; or (vii) whereby a party purports to ratify acts in advance of the occurrence of such acts.

C. No opinion is expressed herein with respect to (i) the validity or enforceability of any provision contained in the Indenture allowing any party to exercise any remedial rights without notice to Jamaica, (ii) the validity or enforceability of any waiver of demand by Jamaica, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) the validity or enforceability of any provisions contained in the Indenture purporting to establish evidentiary standards, (iv) the validity or enforceability of any provision of the Indenture which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Indenture, (v) the validity or enforceability of any provision of the Indenture which purports to entitle any person or entity to specific performance of any provision thereof, (vi) the validity or enforceability of any provision of the Indenture that requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (vii) the validity or enforceability of any provision of the Indenture insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, (viii) the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Indenture, or (ix) any provision which purports to, or has the effect of, waiving or extending any statute of limitation.

May 1, 2023

Ministry of Finance and the Public Service

D. Our opinion is subject to the enforceability in the United States of America of the waiver of immunities by Jamaica as set out in the Indenture and the Debt Securities and such waiver of immunities is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended.

E. No opinion is expressed as to the acceptance by a Federal court located in the State of New York of jurisdiction of a dispute arising under the Indenture.

F. No opinion is expressed as to the validity or enforceability of any provision of the Indenture that (i) grants set-off rights; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

G. No opinion is expressed herein with respect to the validity, binding effect or enforceability of any provision of the Indenture insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Indenture (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Indenture.

H. We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Jamaica.

I. We express no opinion with respect to the validity, binding effect or enforceability of any provision to the extent that it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter. This opinion letter is rendered solely in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

May 1, 2023

Ministry of Finance and the Public Service

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Validity of Any Series of Debt Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Paul Hastings LLP